Exhibit 2.2

140105

140105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20190018722-12
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 01/15/2019 9:17 AM
	Entity Number E0833272007-9

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger
(Pursuant to NRS Chapter 92A)

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200):

☐ If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article one.

ASC Biosciences Name Change Subsidiary, Inc.
Name of merging entity

Nevada	Corporation
Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

and,

ASC Biosciences, Inc.
Name of surviving entity

Nevada	Corporation
Jurisdiction	Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 1
Revised: 1-5-15

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):

Attn:

c/o:

3) Choose one:

☐ The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☒ The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).

4) Owner's approval (NRS 92A.200) (options a, b or c must be used, as applicable, for each entity):

☐ If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from the appropriate section of article four.

(a) Owner's approval was not required from

ASC Biosciences Name Change Subsidiary, Inc.
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

ASC Biosciences, Inc.
Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 2
Revised: 1-5-15

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)

Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 3
Revised: 1-5-15

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Name of **surviving** entity, if applicable

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 4
Revised: 1-5-15

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

Article 1 of the Articles of Incorporation, as amended, of ASC Biosciences, Inc. is hereby amended to change the name of the corporation to "American Hemp Ventures, Inc." as follows:

ARTICLE I: The name of the corporation is American Hemp Ventures, Inc. (hereinafter, the "Corporation").

6) Location of Plan of Merger (check a or b):

☐ (a) The entire plan of merger is attached;

or,

☒ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed)

Date: Time:

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 5
Revised: 1-5-15

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

☐ If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article eight.

ASC Biosciences Name Change Subsidiary, Inc.
Name of merging entity

X [signature] President 01/11/2019
Signature Title Date

Name of merging entity

X
Signature Title Date

Name of merging entity

X
Signature Title Date

Name of merging entity

X
Signature Title Date

and,

ASC Biosciences, Inc.
Name of surviving entity

X [signature] President 01/11/2019
Signature Title Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 6
Revised: 1-5-15

ASC BIOSCIENCES, INC.
(A NEVADA CORPORATION)

RESOLUTION OF THE BOARD OF DIRECTORS

The undersigned, being all of the Directors of ASC BIOSCIENCES, INC., a Nevada corporation (the "Corporation"), pursuant to the Articles of Incorporation and Bylaws of the Corporation and Chapter 78 of the Nevada Revised Statutes, hereby consent to the following actions of the Corporation as of January 9, 2019, a copy of which shall be filed with the minutes of the Corporation:

WHEREAS, the Board of Directors of the Corporation have considered and deem it in the best interests of the Corporation to change the name of the Corporation to American Hemp Ventures, Inc., that the Corporation's Articles of Incorporation be amended via short-form merger pursuant to Nevada law to affect this name change, and that the officers of the Corporation be authorized to file a corporate action notification with the Financial Industry Regulatory Authority (FINRA) for the name change (and corresponding ticker symbol change).

NOW, THEREFORE, BE IT:

RESOLVED, that the name of the Corporation shall be changed to American Hemp Ventures, Inc., and the Corporation's Certificate of Incorporation shall be amended via short-form merger pursuant to Nevada law to affect this name change.

RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized, empowered and directed in the name and on behalf of the Corporation, to take any and all actions reasonably necessary or appropriate to carry out the intent of the above resolutions, including the execution of documents and making any filings with the State of Nevada or the federal securities authorities as they deem necessary or appropriate, including (i) incorporating a wholly owned subsidiary of the Corporation in Nevada and the merger of the Corporation with such subsidiary to effect a name change of the Corporation via short-form merger pursuant to Nevada law, and (ii) filing a corporate action notification with the Financial Industry Regulatory Authority (FINRA) for the name change (and corresponding ticker symbol change), and that any and all actions taken by the officers in connection therewith are hereby ratified, confirmed, and approved.

This Resolution may be executed in counter parts and by facsimile and such counterparts and facsimile copies shall be conclusive evidence of the consent and ratification of the matters contained herein by the undersigned director(s).

IN WITNESS WHEREOF, the undersigned have set their hands as the members of the Board of Directors of the Corporation as of this 9th day of January, 2019.

Mark Spoone, Director

John Lee, Director

Jiun Haw Chang, Director

CORPORATE OFFICER CERTIFICATE

I, S. Mark Spoone, President of ASC Biosciences, Inc., a Nevada corporation (the "Company"), hereby confirm, warrant, and attest that the foregoing *Resolution of the Board of Directors* is a true and authentic document, duly executed, approved, and validly signed by me as a director of the Company, John Lee as a director of the Company, and Jiun Haw Chang as a director of the Company.

By: S Mark S
S. Mark Spoone

Date: 1/9/19

STATE OF Colorado)
) ss.:
COUNTY OF Arapahoe)

On this 9th day of January, 2019, personally appeared before me S. Mark Spoone, who stated that he is the President of ASC Biosciences, Inc., a Nevada corporation, and that this instrument was signed on behalf of said entity by authority, and acknowledged said instrument to be his voluntary act and deed.

Before me:

Ryan J. Guyton

Notary public for the State of Colorado

My Commission Expires: August 25, 2020

RYAN GUYTON
NOTARY PUBLIC
STATE OF COLORADO
NOTARY ID 20164032794
MY COMMISSION EXPIRES AUGUST 25, 2020